UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA		28277
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2012, we adopted The Babcock & Wilcox Company Executive Severance Plan (the “Plan”). The Plan provides severance benefits to selected officers of The Babcock & Wilcox Company and participating subsidiaries, including our executive officers, in the event their employment is involuntarily terminated for reasons other than “cause” (as defined in the Plan). Severance benefits under the Plan would include (1) a lump sum cash payment equal to 52 weeks of the participant’s base salary in effect on his or her termination date, (2) a lump sum cash payment equal to nine months of COBRA premiums for medical, dental and vision benefits applicable to the participant and his or her qualified beneficiaries, (3) access to employer-paid outplacement services for 12 months, and (4) extended availability of COBRA coverage for the participant and his or her qualified beneficiaries to 24 months, subject to the participant’s eligibility for such coverage. Any severance benefits payable under the Plan are subject to the execution by the officer of a release of claims against us and certain affiliated persons and entities.

The foregoing summary is qualified in its entirety to the complete text of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	The Babcock & Wilcox Company Executive Severance Plan dated November 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

By:	/s/ James D. Canafax
James D. Canafax
Senior Vice President and General Counsel

November 9, 2012

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